ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated as of September 16, 2003 (the "Agreement"), by and between FREMONT CORPORATION, a Delaware corporation (the "Company"), and MILLION TREASURE ENTERPRISES LIMITED, a British Virgin Islands corporation ("MTE"). The Company and MTE are collectively referred to herein as the "Parties."

                                    RECITALS

     WHEREAS, MTE is desirous of acquiring from the Company all of the Company's equity interest (the "Winfill Equity Interest") in Winfill Holdings International Limited, a company organized under the laws of the British Virgin Islands (the "Subsidiary"), which in turn holds an interest in a sino-foreign joint venture, in exchange for (a) the return to the Company of 661,654 shares of the Company's Common Stock currently owned by MTE (the "MTE Shares"); (b) the cancellation of a warrant owned by MTE to acquire 2,000,000 shares of the Company's Class B Common Stock (the "MTE" Warrant); and (c) the release of all sums owed by the Company to MTE (the "Release").

     WHEREAS, the Parties agree that it is mutually beneficial that the Company shall transfer to MTE all of its equity interest in the Subsidiary in consideration for the return of the MTE Shares, cancellation of the MTE Warrant and the Release; and

     WHEREAS, the Company and MTE desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual promises herein made and in consideration of the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Parties agree as follows:

Item 1. Purchase Sale.

     Subject to the terms and conditions set forth herein, the Company hereby sells to MTE and MTE hereby purchases from the Company the Winfill Equity Interest.

Item 2. Purchase Price.

     The consideration for the sale of the Winfill Interest shall be the return of the MTE Shares, the cancellation of the MTE Warrant and the Release.

Item 3. Closing Date.

     The date of closing (the "Closing") of the purchase and sale contemplated herein shall be immediately following the acquisition by the Company of all of the outstanding shares of Wireless Frontier Internet, Inc. (the "Acquisition") or such other date as may be agreed upon by the Parties.

Item 4. Representations, Warranties and Covenants of the Company.

     The Company represents and warrants to MTE that:

     4.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.

     4.2 The Company has the requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The company has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors` rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     4.3 The Winfill Equity Interest that is being transferred to MTE hereunder shall be free and clear of all encumbrances.

Item 5. Representations, Warranties and Covenants of MTE.

     5.1 MTE is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, with full power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.

     5.2 MTE has the requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. MTE has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of MTE, enforceable against MTE in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors` rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     5.3 The MTE Shares and MTE Warrant to be transferred to the Company consistent with the terms hereof are free and clear of all encumbrances whatsoever.

     5.4 Effective as of the Closing, MTE releases the Company from any and all sums owing to MTE or any affiliate of MTE from the Company.

Item 6. Miscellaneous.

     6.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder except that the Company agrees to pay all Loeb &Loeb LLP professional fees associated with preparing for and executing the terms of this Agreement.

     6.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

     6.3 No Waiver. The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     6.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements between the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

     6.5  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     6.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Delaware, without regard to the conflicts of law principles thereof.

     6.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other.

     6.8 Facsimile Execution. The Agreement may be executed in counterparts by original or telefax signature, and all counterparts of this Agreement which are executed by telefax signature shall be valid and binding as original signatures for all purposes (evidently or otherwise).

     6.9 Further Assurances. The parties hereby agree to execute and deliver any and all instruments and to do all things necessary or advisable to carry into effect the transfers and assignments of the assets identified hereinabove.

     6.10 Termination. If the Closing has not occurred by December 1, 2003, either party may terminate this Agreement without liability.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


                                         FREMONT  CORPORATION



                                         By:

                                         MILLION  TREASURE  ENTERPRISES  LIMITED



                                         By: